EXHIBIT 12.0


                           CS WIRELESS SYSTEMS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                                             MARCH 9,      JANUARY 1,
                                                YEAR ENDED FEBRUARY 28,    MARCH 1, 1994     1994 TO         1995 TO
                                                ------------------------        TO         DECEMBER 31,   SEPTEMBER 29,
                                                 1992     1993     1994    MARCH 8, 1994       1994           1995
                                                ------   ------   ------   -------------   ------------   -------------
Earnings:
    Net loss..................................  (7,039)  (8,137)  (2,162)        (9)           (576)          (1,875)
    Add:
      Provision for income tax benefit........    --       --       --           --            (179)            (649)
Fixed charges.................................   6,302    6,653    3,130         39             148              332
                                                ------   ------   ------         --           -----           ------
Earnings as adjusted (A)......................    (737)  (1,484)     968         30             607           (2,192)
                                                ------   ------   ------         --           -----           ------
                                                ------   ------   ------         --           -----           ------
Fixed charges:
    Interest expense..........................   5,923    6,356    2,846         39              62              233
    Rents under leases representative of an
interest factor (1)...........................     379      297      284                         86               99
                                                ------   ------   ------         --           -----           ------
Fixed charges as adjusted (B).................   6,302    6,653    3,130         39             148              332
                                                ------   ------   ------         --           -----           ------
                                                ------   ------   ------         --           -----           ------

Ratio of earnings to fixed charges (A) divided
  by (B)......................................    --  (2)   --  (2)   --  (2)    --   (2)     --   (2)        --    (2)
                                                ------   ------   ------         --           -----           ------
                                                ------   ------   ------         --           -----           ------

                                                SEPTEMBER 30,   THREE MONTHS
                                                   1995 TO          ENDED
                                                DECEMBER 31,      MARCH 31,
                                                    1995            1996
                                                -------------   -------------
Earnings:
    Net loss..................................      (1,207)         (3,063)
    Add:
      Provision for income tax benefit........        (393)         (1,439)
Fixed charges.................................          37           3,132
                                                    ------          ------
Earnings as adjusted (A)......................      (1,563)         (1,370)
                                                    ------          ------
                                                    ------          ------
Fixed charges:
    Interest expense..........................           2           3,023
    Rents under leases representative of an
interest factor (1)...........................          35             109
                                                    ------          ------
Fixed charges as adjusted (B).................          37           3,132
                                                    ------          ------
                                                    ------          ------
Ratio of earnings to fixed charges (A) divided
  by (B)......................................      --    (2)       --    (2)
                                                    ------          ------
                                                    ------          ------


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(1) Management of CS Wireless Systems, Inc. believes approximately one-third of rental and lease expense is representative of the interest component of rent expense.


(2) For the years ended February 28, 1992, 1993 and 1994, the period March 1, 1994 to March 8, 1994, the period March 9, 1994 to December 31, 1994, the period January 1, 1995 to September 29, 1995 the period September 30, 1995 to December 31, 1995 and the three months ended March 31, 1996, earnings were inadequate to cover fixed charges by $7,039, $8,137, $2,162, $9, $755, $2,524, and $1,600 and $4,502 respectively.